Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262060 on Form S-1 of our report dated November 24, 2021 (December 21, 2021 as to the effects of the restatement discussed in Note 20 to the financial statements), relating to the financial statements of Mattress Firm Group Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

February 8, 2022